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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion as Exhibit 99 in this Form 10-K of our report dated February 16, 2000, included in the Form 10-K for the year ended December 31, 1999 of Petro Stopping Centers, L.P. (the "Company"). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


                                           ARTHUR ANDERSEN LLP



Dallas, Texas,
 March 27, 2000